Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of July 7, 2017 (the “Effective Date”), between The Simply Good Foods Company, a Delaware corporation (the “Company”), Conyers Park Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and the other individuals set forth on Schedule I hereto (each a “Holder” and together with the Sponsor, the “Holders”).

WHEREAS, the Holders are party to that certain Registration Rights Agreement, dated July 14, 2016, by and among Conyers Park Acquisition Corp., the Sponsor and the Holders (the “Existing Registration Rights Agreement”);

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company and the other parties thereto, the Holders will become holders of common stock, par value $0.01, of the Company (the “Common Stock”) and the Sponsor will become a holder of warrants to purchase Common Stock (the “Warrants”) upon the closing of the transactions contemplated by the Merger Agreement; and

WHEREAS, the Company has agreed to grant certain rights to the Sponsor relating to the governance of the Company and to Holders relating to the registration of the Common Stock held by the Holders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.         Board of Directors.

(a)       Subject to the terms and conditions of this Agreement, from and after the Effective Date for so long as the Sponsor holds at least 25% of the Sponsor Amount:

(i)       The Sponsor shall have the right, but not the obligation, to designate one person (three persons if the Sponsor holds at least 50% of the Sponsor Amount) to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Nominating and Corporate Governance Committee for inclusion in a proxy statement for a meeting of stockholders provided to the Sponsor; provided, however, the Sponsor may not designate more than one individual that is not a member of the Board on the Effective Date.

(ii)      The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that there is a Sponsor Director serving on the Board at all times.

(iii)     The Company shall, to the fullest extent permitted by applicable law, use its best efforts to take all actions necessary to ensure that: (i) each Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of Directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(iv)     If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of a Sponsor Director or for any other reason, the Sponsor shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

(v)      If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Sponsor shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

(vi)     As promptly as reasonably practicable following the request of any Sponsor Director, the Company shall enter into an indemnification agreement with such Sponsor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Sponsor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request.

(vii)    The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as a Sponsor Director serves as a Director of the Company, maintain such coverage with respect to such Sponsor Director; provided that upon removal or resignation of such Sponsor Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six years from any such event in respect of any act or omission occurring at or prior to such event.

(viii)   For so long as a Sponsor Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, including but not limited to Article VII of the Certificate of Incorporation of the Company and Article VII of the Bylaws (whether such right is contained in the Certificate of Incorporation, Bylaws or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

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(ix)      Each Nominee may, but does not need to qualify as “independent” pursuant to listing standards of NASDAQ.

(x)      Any Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Nominee provided (a) it does so in good faith, and (b) such objection is based upon any of the following: (i) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (ii) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (iii) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity, (iv) such proposed director was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated, or (v) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified director, Sponsor shall be entitled to propose a different nominee to the Board within 30 calendar days of the Company’s notice to Sponsor of its objection to the Nominee and such replacement Nominee shall be subject to the review process outlined above.

(xi)      The Company shall take all necessary action to cause a Nominee chosen by the Sponsor, at the request of such Nominee to be elected to the board of directors (or similar governing body) of each material operating subsidiary of the Company. The Nominee, as applicable, shall have the right to attend (in person or remotely) any meetings of the board of directors (or similar governing body or committee thereof) of each subsidiary of the Company.

(xii)     For the avoidance of doubt, if the Sponsor’s holdings of the Sponsor Amount falls below the percentages set forth in clause (a)(i) immediately above, the Nominees do not have to resign and are eligible to be renominated at the discretion of the Board.

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Section 2.         Registration Rights.

(a)       Shelf Registration.

(i)       Filing. The Company shall file within 180 days of the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Sponsor. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

(ii)      Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Holders of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Sponsor.

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(iii)      Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Sponsor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Sponsor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

(b)       Demand Registration.

(i)       Requests for Registration. At any time after the Effective Date, the Sponsor may request (i) registration under the Securities Act of all or any portion of the Registrable Securities on Form S-3 or any similar short-form registration (a “Short-Form Registration”), if available, and (ii) registration under the Securities Act of all or any portion of the Registrable Securities held by the Holders on Form S-1 or similar long-form registration (a “Long-Form Registration”) if Short-Form Registration is not available (any registration under this Section 2(b), a “Demand Registration”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10 million or (y) all remaining Registrable Securities. The Sponsor may request that any offering conducted under a Long-Form Registration or a Short-Form Registration be underwritten. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. The Sponsor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(ii)      Demand Registration Effectiveness. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Sponsor) and (ii) the Sponsor is able to register and sell pursuant to such registration at least 80% of the Registrable Securities requested to be included in such registration either at the time of the registration or within 90 days thereafter; provided that a Demand Registration which is withdrawn at the sole request of the Sponsor will count as a Demand Registration unless the Company is reimbursed by the Sponsor for all reasonable, documented out-of-pocket expenses incurred by the Company in connection with such registration, including reasonable attorney and accounting fees.

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(iii)     Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. The Company shall use its commercially reasonable efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the sale of Registrable Securities.

(iv)     Restrictions on Demand Registrations. The Sponsor shall be entitled to request up to five Demand Registrations. In addition, the Company shall not be obligated to effect more than two Demand Registrations in any twelve-month period.

(v)      Block Trade. Notwithstanding the foregoing, if the Sponsor wishes to engage in an underwritten block trade off of an effective registration statement, the Sponsor may notify the Company of the block trade offering on the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences); provided that in the case of such underwritten block trade, only the Sponsor shall have a right to notice of and to participate in such offering.

(c)       Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to the Holders of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 2(d) below, include in such Piggyback Takedown, as applicable, all Registrable Securities requested to be included by the Holders within five Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders; provided, however, that nothing in this clause (i) shall impair the right of the Sponsor to request that such registration be effected pursuant to Section 2(a) or 2(b); and (ii) each Holder may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, such Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Sponsor, for the offering.

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(d)       Priority.

(i)       Priority on Secondary Offerings. If the Company determines, and if ratified in writing, after consultation with the managing underwriter in any underwritten Piggyback Takedown that was initiated either by (x) the Sponsor pursuant to this Agreement or (y) a holder of securities of the Company other than Registrable Shares (“Non-Sponsor Securities”), that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A)       first, the Registrable Securities and the Non-Sponsor Securities that either (x) the Company is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof or (y) such other contractual rights governing the applicable Non-Sponsor Securities provide that the Sponsor’s participation rights in such offering are pari passu with respect to registration cutbacks in the same fashion as set forth in this clause (A), pro rata, based on the amount of such securities initially requested to be included by the Holders or holders of Non-Sponsor Securities or as the Sponsor or holders of Non-Sponsor Securities may otherwise agree;

(B)       second, Non-Sponsor Securities that the Company is obligated to include pursuant to written contractual rights entered into after the date hereof that do not comply with Clause (A)(y) above; and

(C)       third, other securities requested to be included in such underwritten Piggyback Takedown.

(ii)       Priority on Primary Offerings. In any underwritten offering initiated by the Company primarily for its own account, the Company and the managing underwriter in such offering determine that less than all of the securities of the Company requested to be included in such underwritten offering, including Registrable Securities, can be sold in an orderly manner within a price range acceptable to the Company, then the Company shall include in such underwritten offering the number which can be so sold in the following order of priority:

(A)       first, the securities to be sold by the Company;

(B)       second, the Registrable Securities and Non-Sponsor Securities that the Company is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof, pro rata, based on the amount of such securities initially requested to be included by the Holders or holders of Non-Sponsor Securities or as the holder or holders of Non-Sponsor Securities may otherwise agree; and

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(C) third, Non-Sponsor Securities that the Company is obligated to include pursuant to written contractual rights entered into after the date hereof.

(e)       Company Undertakings. In connection with the filing of any registration statement or sale of Registrable Securities as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)       notify promptly the Sponsor and, if requested by the Sponsor, confirm such advice in writing promptly at the address determined in accordance with Section 7, (A) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (B) if, between the effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (C) of the happening of any event or the discovery of any facts during the period a registration statement is effective as a result of which such registration statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the registration statement and the prospectus until the requisite changes have been made), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (E) of the filing of a post-effective amendment to such registration statement;

(ii)      furnish the Sponsor’s legal counsel, if any, copies of any comment letters relating to the Sponsor received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information relating to the Sponsor;

(iii)     make commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

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(iv)     upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 2(e)(i)(C) and 2(e)(i)(D), as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify the Sponsor of such determination and to furnish the Sponsor such number of copies of the prospectus as amended or supplemented, as the Sponsor may in customary form reasonably request;

(v)      enter into agreements in customary form (including underwriting agreements) and take all other reasonable and customary appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(A)       make such representations and warranties to the Sponsor and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(B)       obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, the Sponsor), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriter(s);

(C)       obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use commercially reasonable efforts to have such letter addressed to the Sponsor in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings;

(D)       enter into a securities sales agreement with the Sponsor and an agent of the Sponsor providing for, among other things, the appointment of such agent for the Sponsor for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

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(E)       if an underwriting agreement is entered into, use commercially reasonable efforts to cause the same to set forth indemnification provisions and procedures substantially similar to the indemnification provisions and procedures set forth in Section 2(g) with respect to the underwriters and all other parties to be indemnified pursuant to Section 2(g) or, at the request of any underwriters, in the form customarily provided to underwriters in similar types of transactions; and

(F)       deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Sponsor and the managing underwriters, if any;

(vi)      make available for inspection by any underwriter participating in any disposition pursuant to a registration statement, the Sponsor’s legal counsel and any accountant retained by the Sponsor, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such Persons (excluding all trade secrets and other proprietary or privileged information) to the extent required for the offering, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that the Sponsor’s legal counsel, if any, and the representatives of any underwriters will use commercially reasonable efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not unreasonably disrupt the Company’s business operations;

(vii)    a reasonable time prior to filing any registration statement, any prospectus forming a part thereof, any amendment to such registration statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an underwritten offering of Registrable Securities; within five (5) Business Days after the filing of any registration statement, provide copies of such registration statement to the Sponsor’s legal counsel; consider in good faith making any changes requested and make such changes in any of the foregoing documents as are legally required prior to the filing thereof, or in the case of changes received from the Sponsor’s legal counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from the Sponsor’s legal counsel relating to the Sponsor or the plan of distribution of Registrable Securities, as the Sponsor’s legal counsel reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of; not include in any amendment or supplement to such documents any information about the Sponsor or any change to the plan of distribution of Registrable Securities that would limit the method of distribution of Registrable Securities unless the Sponsor’s legal counsel has been advised in advance and has approved such information or change; and reasonably during normal business hours make the representatives of the Company available for discussion of such document as shall be reasonably requested by the the Sponsor’s legal counsel, if any, on behalf of the Sponsor, Sponsor’s legal counsel or any underwriter;

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(viii)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(ix)     cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA);

(x)      the Company may (as a condition to the Sponsor’s participation in an underwritten offering) require the Sponsor to furnish to the Company such information regarding the Sponsor and the proposed distribution by the Sponsor as the Company may from time to time reasonably request in writing;

(xi)      if Registrable Securities are to be sold in an underwritten offering, to include in the registration statement to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities; and

(xii)     in connection with an underwritten offering, cause the appropriate officers of the Company to (A) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (B) take other actions to obtain ratings for any Registrable Securities and (C) use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

The Sponsor agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 2(e)(i), Holder will forthwith discontinue disposition of Registrable Securities pursuant to a registration statement relating to such Registrable Securities until the Sponsor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(e)(i), and, if so directed by the Company, the Sponsor will deliver to the Company (at the Company’s expense) all copies in the Sponsor’s possession, other than permanent file copies then in the Sponsor’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(f)       Registration Expenses. All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 2(b)(ii), all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 2(b).

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(g)       Indemnification and Contribution.

(i)       Indemnification by the Company. The Company agrees to indemnify and hold harmless the Sponsor and its Affiliates, directors, officers, employees, members, managers, representatives and agents and each Person who controls the Sponsor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Sponsor furnished to the Company by or on behalf of the Sponsor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)       Indemnification by the Sponsor. The Sponsor agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers, representatives and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Sponsor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Sponsor furnished to the Company by or on behalf the Sponsor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Sponsor pursuant to this Section 2(g)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such the Sponsor in the offering to which such Registration Statement or Prospectus relates; provided further that the Sponsor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, it has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Sponsor may otherwise have.

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(iii)      Notification. If any Person shall be entitled to indemnification under this Section 2(g) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 2(g)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 2(g) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 2(g) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 2(g) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

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(iv)     Contribution. If the indemnification provided for in this Section 2(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 2(g), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Sponsor agree that it would not be just and equitable if contribution pursuant to this Section 2(g)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 2(g)(iv). Notwithstanding the foregoing, the amount the Sponsor will be obligated to contribute pursuant to this Section 2(g)(iv) will be limited to an amount equal to the net proceeds received by the Sponsor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h)       Suspension Period. Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that any use of a registration statement or prospectus hereunder involving Registrable Securities:

(i)       would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, disposition, merger, corporate reorganization, segment reclassification or discontinuance of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries, or

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(ii)      would require, after consultation with counsel to the Company, the disclosure of material non-public information, the disclosure of which would (x) not be required to be made if a registration statement were not being used and (y) reasonably be expected to materially and adversely affect the Company, then the Company shall be entitled to suspend, for not more than 45 consecutive days (a “Suspension Period”), but in no event (A) more than twice in any rolling twelve (12) month period (which periods may be successive) and (B) for more than an aggregate of ninety (90) days in any rolling twelve (12) month period, commencing on the date of this Agreement, the use of any registration statement or prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference. The Company promptly will give written notice of any such Suspension Period the Holders.

(i)      Covenants Relating to Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of a Holder to the extent such information is required for such Holder to sell (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as such Holder may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (B) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (C) any similar rules or regulations hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 10(a), as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

Section 3.         Transfer Restrictions.

(a)       During the period commencing on the Effective Date and continuing until the calendar date that is 180 days following the Effective Date, the Holders shall not Transfer any securities of the Company, whether now owned or hereinafter acquired, owned directly by the Holders or with respect to which the Holders have beneficial ownership within the rules and regulations of the SEC (collectively, the “Restricted Shares”), except in the event the Company otherwise agrees by written consent or pursuant to a Transfer permitted by Section 3(b).

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Provided, however, that if the Company consents to a Transfer by Atkins Holdings LLC that is otherwise prohibited by that certain Investor Rights Agreement, dated the date hereof, by and among the Company, the Sponsor and Atkins Holdings LLC, the Holders shall be entitled to Transfer Restricted Shares without obtaining the written consent of the Company.

(b)      Notwithstanding anything to the contrary set forth in this Section 3, a Holder may Transfer Restricted Shares (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) such Holder or its stockholders, partners, members or beneficiaries or (B) of any individual related to the stockholders, partners, members or beneficiaries of such Holder, by blood, marriage or adoption and not more remote than first cousin; (iii) to any wholly-owned subsidiary of such Holder, or to the Affiliates, stockholders, partners, members or beneficiaries of such Holder; or (iv) pursuant to any take-over bid, offer, acquisition, sale or merger involving the Company; provided that in each case such distributees or transferees agree to be bound by the terms and restrictions set forth in this Agreement.

(c)      In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and directors not to Transfer any Equity Securities, except in the event the underwriters managing the Demand Registration or Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Demand Registration or Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Demand Registration or Shelf Takedown.

Section 4.         Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning specified in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Company’s Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

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“Common Stock” has the meaning specified in the Preamble.

“Company” has the meaning specified in the Preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Demand Registration” has the meaning specified in Section 2(b)(i).

“Demand Registration Notice” has the meaning specified in Section 2(b)(i).

“Demand Shelf Takedown Notice” has the meaning specified in Section 2(a)(iii).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning specified in the Preamble.

“Equity Security” means (a) any Common Stock, preferred stock or other Voting Stock, (b) any securities of the Company convertible into or exchangeable for Common Stock, preferred stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock, preferred stock or other Voting Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Existing Registration Rights Agreement” has the meaning specified in the Recitals.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 2(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 2(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” shall have the meaning set forth in the Preamble.

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“Governmental Entity” means any federal, state, provincial, local or foreign governmental, administrative or regulatory (including any stock exchange) authority, agency, court, instrumentality, binding arbitration body, commission or other entity or self-regulatory organization.

“Indemnified Party” has the meaning specified in Section 2(g)(iii).

“Indemnifying Party” has the meaning specified in Section 2(g)(iii).

“Long-Form Registration” has the meaning specified in Section 2(b)(i).

“Losses” has the meaning specified in Section 2(g)(i).

“NASDAQ” means the The Nasdaq Stock Exchange.

“Nominee” has the meaning specified in Section 1(a)(i).

“Non-Sponsor Securities” has the meaning specified in Section 2(d)(i).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 2(c).

“Piggyback Takedown” has the meaning specified in Section 2(c).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of Common Stock held (or to be held upon the exercise or conversion of other securities of the Company, including the Warrants) by a Holder, its Affiliates or its transferees in accordance with Section 5; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means (a) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (b) all filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses, messenger and delivery expenses and any reasonable and documented fees and disbursements of counsel retained by any Holder up to $50,000, (c) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the marketing or selling of Registrable Securities, (d) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, and (e) costs of any selling agreements and other documents in connection with the offering, sale or delivery of Registrable Securities; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of any Holder (other than as set forth in clause (b) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by such Holder.

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“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Restricted Shares” has the meaning specified in Section 3(a).

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf” has the meaning specified in Section 2(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Short-Form Registration” has the meaning specified in Section 2(b)(i).

“Sponsor” has the meaning specified in the Preamble.

“Sponsor Amount” means the number of shares of Common Stock issued to the Sponsor on the Effective Date (after giving appropriate effect to any stock splits, reverse stock splits or other similar corporate transactions).

“Sponsor Director” means an individual elected to the Board that has been nominated by the Sponsor pursuant to this Agreement.

“Sponsor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Sponsor or used or referred to by the Sponsor in connection with the offering of Registrable Securities.

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“Subsequent Shelf Registration” has the meaning specified in Section 2(a)(ii).

“Suspension Period” has the meaning specified in Section 2(h).

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

“Underwritten Shelf Takedown” has the meaning specified in Section 2(a)(iii).

“Voting Stock” means any securities of the Company having the right to vote generally in any election of Directors.

“Warrant” has the meaning specified in the Recitals.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 5.         Assignment; Benefit of Parties; Transfer. The rights of the Sponsor hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act, and except with respect to the rights of Sponsor under Sections 1 and 2(b) which may be assigned only in whole and not in part); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Person of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned. Any transfer, assignment or other conveyance of the rights of the Sponsor in breach of this Agreement shall be void and of no effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 6.         Remedies. The Company and the Sponsor shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Sponsor shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

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Section 7.         Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, e-mail transmission or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7; if to Sponsor, to 1 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831, Attention: Brian Ratzan; and (c) if to the Company, to 1 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831, Attention: Chief Financial Officer. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when delivered, if sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Section 8.         No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 9.         No Third-Party Beneficiaries. Except for the last sentence of the Section 9, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary set forth in this Agreement, each Sponsor Director shall be a third-party beneficiary of the provisions set forth in Sections 1(a)(vi), 1(a)(vii) and 1(a)(viii).

Section 10.       Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 11.       Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 12.       Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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Section 13.       Mutual Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

Section 14.       Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings between the parties, including the Existing Registration Rights Agreement.

Section 15.       Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 16.       Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification is approved in writing by the Company and the Sponsor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 17.       Termination. Notwithstanding anything to the contrary contained herein, if the Sponsor holds less than 5% of the Sponsor Amount, then this Agreement shall expire and terminate automatically; provided, however, that Sections 1(a)(vii), 1(a)(viii), 2 (for so long as any Registrable Securities remain), 3(c), 4, 5, 6, 7, 8, 9, 10, 12, 13, 14, 15 and 16, shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE SIMPLY GOOD FOODS COMPANY

By:	/s/ David West
Name:	David West
Title:	President

CONYERS PARK SPONSOR LLC

By:	/s/ Brian Ratzan
Name:	Brian Ratzan
Title:	Member

/s/ Clayton C. Daley, Jr.
CLAYTON C. DALEY, JR.

/s/ Nomi P. Ghez
NOMI P. GHEZ

/s/ James E. Healey
JAMES E. HEALEY

/s/ Robert G. Montgomery
ROBERT G. MONTGOMERY

[Signature Page to Investor Right Agreement]

Schedule I

Holders

Clayton C. Daley Jr.

Nomi P. Ghez

James E. Healey

Robert G. Montgomery